BDO

BDO Limited
Certified Public Accountants
德豪會計師事務所有限公司

☑ 25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong
Telephone: (852) 2541 5041
Facsimile : (852) 2815 2239

香港干諾道中111號
永安中心25樓
電話：(852) 2541 5041
傳真：(852) 2815 2239

20th Floor Central Plaza
18 Harbour Road Wanchai
Hong Kong
Telephone: (852) 2877 8500
Facsimile : (852) 2815 2239

香港灣仔港灣道18號
中環廣場20樓
電話：(852) 2877 8500
傳真：(852) 2815 2239

Consent of Independent Registered Public Accounting Firm

The Board of Directors
China-Biotics, Inc.
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People's Republic of China

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated July 10, 2008 and February 24, 2009 relating to the consolidated financial statements and condensed parent company financial statements included in China-Biotics, Inc.'s Form 10-K for the year ended March 31, 2008, as amended.

We also consent to the reference to us under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

BDO Ltd

BDO Limited

Hong Kong, July 10, 2009